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                                                                      Exhibit 11

                                BHA Group, Inc.

                    Computation of Earnings Per Common Share



                                                                       Year Ended September 30,
                                                                  1993            1994           1995
Net Earnings                                                   $ 4,380,152    $ 4,809,428    $ 5,953,787
Weighted average number of common and common stock
equivalent shares:

  Weighted average number of outstanding common shares           6,348,111      6,314,757      5,669,995

  Dilutive effect (excess of number of shares issuable over
  number of shares assumed to be repurchased with the
  proceeds of exercised options based on the average market
  price during the period)                                         179,942         71,145        123,934
                                                               -----------    -----------    -----------

                                                                 6,528,053      6,385,902      5,793,929

Earnings per common and common stock equivalent shares:        $       .67    $       .75    $      1.03
                                                               -----------    -----------    -----------


Weighted average number of common and common stock equivalent shares, assuming full dilution:

  Additional dilutive effect (reduction in number of shares
  assumed to be repurchased with the proceeds of exercised
  stock options based on the end of the period market price
  of the stock, if higher than the average price)                     --           52,088         12,714
                                                               -----------    -----------    -----------

                                                                 6,528,053      6,437,990      5,806,643
                                                               -----------    -----------    -----------

Earnings per common and common stock equivalent shares
assuming full dilution:                                        $       .67    $       .75    $      1.03
                                                               -----------    -----------    -----------





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